Exhibit 10.34

EXECUTION COPY

***TEXT OMITTED AND SUBMITTED SEPARATELY

PURSUANT TO CONFIDENTIAL TREATMENT REQUEST

UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 230.406

EUROPEAN PRODUCT SALES AGREEMENT (PHASE I)

BY AND BETWEEN

BAYER BIOLOGICALS S.R.L.

MILAN, ITALY

AND

TALECRIS BIOTHERAPEUTICS, GMBH

FRANKFURT, GERMANY

TABLE OF CONTENTS

		Page

ARTICLE 1 PURCHASE AND SALE		5

1.1	General	5
1.2	Clayton Facility	36
1.3	Contact Persons	6

ARTICLE 2 PRICING		7

2.1	Prices	7
2.2	Invoices	7
2.3	Transfer Price Calculation	7
2.4	Legacy Products	7
2.5	Other Costs	7
2.6	Payment	8
2.7	Payment Disputes	8
2.8	Annual True-up	8

ARTICLE 3 SUPPLY CHAIN COORDINATION		8

3.1	Forecasts	8
3.2	Delivery of Finished Products	9

ARTICLE 4 PRODUCTS		9

4.1	Purchase Orders	9
4.2	Shipments	9
4.3	Specification	9
4.4	Acceptance and Rejection	10
4.5	Title	11

ARTICLE 5 MANUFACTURING REQUIREMENTS		11

5.1	Manufacturing Procedures	11
5.2	Revisions to Manufacturing Procedures	12
5.3	Revisions to Manufacturing Processes	12
5.4	Batch Records	12
5.5	Batch Sizes	12
5.6	Deviation Report	13
5.7	Records	13

ARTICLE 6 QUALITY ASSURANCE		13

6.1	Quality Assurance	13
6.2	Testing	14
6.3	Labeling and Documentation	14

ARTICLE 7 REGULATORY REQUIREMENTS		15

7.1	Compliance with Regulations	15
7.2	Inspection of Facilities	15

7.3	Regulatory Filings	16
7.4	Regulatory Approvals	16

ARTICLE 8 DOCUMENTATION AND RESERVE SAMPLES		16

ARTICLE 9 RISK OF LOSS		17

9.1	Storage	17
9.2	Risk of Loss	17

ARTICLE 10 CONFIDENTIALITY		17

10.1	General	17
10.2	Exceptions	17

ARTICLE 11 INDEMNITY AND INSURANCE		18

11.1	Indemnity	18
11.2	Indemnification Process	18
11.3	Insurance	19
11.4	Insurance Recoveries	19
11.5	Latent Defects	19
11.6	Incentive Bonus	19
11.7	Limitation on Damages	20

ARTICLE 12 NONCONFORMING PRODUCT AND RECALLS		20

12.1	Nonconforming Product	20
12.2	General Requirements	20
12.3	Distribution and Use Records	20
12.4	Adverse Events	21
12.5	Customer Notification of Adverse Reactions	21
12.6	Withdrawals and Recalls	21
12.7	Complaints	22

ARTICLE 13 TERM AND TERMINATION		22

13.1	Term	22
13.2	Termination for Cause	22
13.3	Termination for Force Majeure	22
13.4	Termination for Insolvency	23
13.5	Effect of Termination	23
13.6	Remedies	24
13.7	Special Assistance	24

ARTICLE 14 INTELLECTUAL PROPERTY		24

14.1	Intellectual Property Rights	25

ARTICLE 15 REPRESENTATIONS AND WARRANTIES AND DISCLAIMER		25

15.1	Debarmemt	25
15.2	Compliance	25
15.3	Representations and Warranties	25

15.4	Disclaimer	27

ARTICLE 16 MISCELLANEOUS		27

16.1	Governing Law	27
16.2	Assignment	28
16.3	Severability	28
16.4	Waiver	28
16.5	Entire Agreement	28
16.6	Survival	28
16.7	Force Majeure	29
16.8	Notices	29
16.9	Captions	30
16.10	Dispute Resolution	30
16.11	Independent Contractor	32
16.12	English Language	32
16.13	Set-Off	32
16.14	Defined Terms	32

EXHIBITS TO THE EUROPEAN PRODUCT SALES AGREEMENT (PHASE I)		34

AMENDED AND RESTATED

EUROPEAN PRODUCT SALES AGREEMENT (PHASE 1)

This AMENDED AND RESTATED EUROPEAN PRODUCT SALES AGREEMENT (PHASE 1) (this “Agreement”) is entered into as of April 1, 2007 (“Effective Date”), by and between Talecris Biotherapeutics, GmbH, (“Talecris GmbH”) of Frankfurt, Germany and Bayer Biologicals S.r.l., Viale Certosa 130, Milan, Italy, Companies Register C.C.I.A.A. Milano n 1717/97 (“Rosia,” along with Talecris GmbH, the “Parties”). This Agreement, unless terminated earlier pursuant to Article 13 of this Agreement, will expire on December 31, 2008.

WHEREAS, as part of Talecris Biotherapeutics Inc.’s (“Talecris Inc.”) purchase of the designated assets of Bayer HealthCare LLC, Rosia agreed to continue to purchase, import, test, package and distribution in Europe certain final container Products that were originally manufactured, processed and tested by Talecris Inc. at the Clayton, North Carolina facility (“Clayton Facility”) (the “Rosia I Agreement”).

WHEREAS, after April 2007 it was anticipated that Talecris Inc. would have an affiliate in Europe who would become the authorized importer and manufacturer of the Finished Products and Rosia would then enter a new agreement wherein its role was to be limited to certain packaging, labeling and distribution services only (the “Rosia II Agreement”);

WHEREAS, on January 2006, Talecris GmbH was established but the conditions necessary for implementation of the Rosia II Agreement were nevertheless not met and as a consequence the Parties wish to extend the terms of the Rosia I Agreement with some modifications including the replacement of Talecris Inc. with Talecris GmbH to account for Talecris GmbH’s new responsibility for the importation and distribution of Finished Products in Europe; and

WHEREAS, Rosia has agreed to extend the terms of the Rosia I Agreement with some modifications including the replacement of Talecris Inc. with Talecris GmbH to account for Talecris GmbH’s new responsibility for the importation and distribution of Finished Products in Europe; and

WHEREAS, it is understood by the Parties that Talecris GmbH shall be responsible for the performance obligations of Talecris Inc. hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1           General. In accordance with the terms and conditions of this Agreement, Talecris GmbH shall deliver in a form ready for testing and packaging biological Products set forth in Exhibit 1 attached hereto and incorporated herein by reference (“Contractual Products”)

to Rosia who shall purcahse such Contractual Products and perform such testing and packaging and release as necessary to permit the resale back to Talecris GmbH as released Finished Products for final distribution in Europe as set forth in Exhibit 2 (“Finished Products,” collectively with Contractual Products, “Products”). Exhibit 1 and Exhibit 2 may be amended from time to time by mutual written agreement of the Parties to reflect additional Products developed by Talecris Inc. during the Term that the Parties desire to become Contractual Products or Finished Products as applicable.

1.2           Clayton Facility. Talecris GmbH shall not ship any Contractual Products manufactured from any location other than the Clayton Facility, including without limitation, any other facility under the same manufacturing license as the Clayton Facility, without the prior written consent of Rosia based on the registration documents, such consent not to be unreasonably withheld. Talecris GmbH shall ensure that Talecris Inc. maintains the manufacturing authorizations contemplated by Section 7.1 to manufacture the Contractual Products at the Clayton Facility. Talecris GmbH shall notify Rosia immediately of any limitation imposed on its manufacturing authorizations for the Contractual Products.

1.3           Contact Person. Talecris GmbH and Rosia shall appoint those persons listed in Exhibit 4, as may be amended from time to time, as contact persons for all technical questions. Exhibit 4 also lists the Qualified Person as the responsible person of Rosia, in accordance with ED directive 91/356, article 52 and Italian Law 219/06, and the Qualified Person of Talecris GmbH responsible person for the importation in accordance with the applicable German law, as each may be amended from time to time, and any successor thereto. All changes and amendments to Exhibit 4 shall be made in writing, giving sufficient advance notice to the other Party under the circumstances.

1.4           Cooperation of the Parties. In order to ensure supply and timely delivery, Talecris GmbH shall inform Rosia immediately of any problems that may prevent Talecris GmbH from providing timely deliveries of the Contractual Products and the Parties shall cooperate in resolving such problems relating to the manufacture and supply of the Contractual Products under this Agreement. In recognition of the fact that Rosia’s business is dynamic and evolving based on market demand, regulatory approvals and other factors, Talecris GmbH shall in good faith, but subject to the terms of this Agreement, use commercially reasonable efforts to seek to accommodate any reasonable request by Rosia to manufacture quantities of the Contractual Products in excess of Talecris GmbH’s obligations hereunder; provided, however, Talecris GmbH shall have no liability for any failure to accommodate such request despite such efforts. The Parties shall use commercially reasonably efforts to make temporary changes to the amount of Contractual Products purchased and sold hereunder in order to accommodate maintenance turnarounds at the Clayton Facility and unanticipated manufacturing constraints and market commitments. For purposes of clarification, this Section 1.4 does not expand or diminish the Parties’ obligations to supply and purchase, as applicable, the Contractual Products in accordance with the Binding Forecast set forth in Section 3.1.

ARTICLE 2
PRICING

2.1           Prices.  Rosia shall purchase Contractual Products from Talecris GmbH at the prices set forth in Exhibit 1 and sell Finished Products back to Talecris GmbH at the prices set forth in Exhibit 2, or as otherwise determined according to Section 2.3.  the difference between the purchase price and the resale price for each product shall be referred to as the “Contract Fee.”

2.2           Invoices. Following delivery of Contractual Products to Rosia, Talecris GmbH shall issue a written invoice to Rosia showing the type and amount of Contractual Products delivered, and the prices thereof, as computed in accordance with this Article 2. Rosia shall do the same with regards to Finished Product. The vials that are required for testing and reference samples will be delivered free of charge. In Exhibit 1 are indicated the number of such vials.

2.3           Transfer Price Calculation.  The initial prices (effective August 1, 2007, the “Commencement Date”) of Contractual Product and of Finished Product are listed in Exhibits 1 and 2.  The price at which Rosia purchases Contractual Product from Talecris shall be referred to as the “Contractual Product Transfer Price”, and the initial prices as at the Commencement Date are listed in Exhibit 1.  The price at with Rosia sells Finished Product to Talecris GmbH shall be referred to as the “Finished Product Transfer Price”, and the initial prices as at the Commencement Date are listed in Exhibit 2.  the parties acknowledge that the Contractual Product Transfer Price and the Finished Product Transfer Price shall be established with the intended result of providing Rosia with its Contract Fee as specified in Exhibits 5A and 5B.  Talecris shall be entitled to change the Contractual Product Transfer Price and the Finished Product Transfer Price at each of October 1, January 1, and April 1 during the term of this Agreement upon 30 days’ advance written notice to Rosia.

2.4           Legacy Products. Finished Products manufactured from Contractual Products purchased by Rosia prior to the Commencement Date shall be referred to as “Legacy Products”. Talecris GmbH shall ensure that Legacy Products are purchased by Talecris Inc. as and when these Legacy Products are shipped to Talecris GmbH pursuant to a Binding Forecast at the rate Rosia would have invoiced Bayer’s affiliated distributors pursuant to the Rosia I Agreement before it was amended by this Agreement. For example, a Legacy Product labeled for the Belgium market would be shipped to Talecris GmbH, by  Talecris Inc. would be invoiced the amount such product would have been invoiced to Bayer Belgium on the same terms as were in effect during the unamended Rosia I Agreement.

2.5           Other Costs. Talecris shall reimburse Rosia for the reasonably documented costs of the following items; (i) the costs of any Contractual Product or Finished Product damaged while stored by Rosia during the Term of this Agreement, provided that such damage is not the result of Rosia’s negligence or willful misconduct; (ii) the costs associated with packaging changes requested by Talecris or otherwise required by law, including without limitation, the costs of residual packing components; (iii) the costs associated with repackaging of Finished Product which packaging has become damaged for reasons other than Rosia’s negligence or willful misconduct; (iv) costs associated with packaging and/or testing of product for the excipient business, or samples; (v) the costs associated with change management and the packaging technology service, as follows:

(a)           Refer to Exhibit 5 for the amount to be charged for each launch (launch of a new article specification), the costs are charged in the quarter of the submission for review by the Marketing Authorization Holder of the article specification; and

(b)           Refer to Exhibit 5 for the amount to be charged every quarter for all the article specifications that are in the approved status at the end of the previous quarters (Maintenance of an approved article specification).

(c)           The cancellation of an approved article is free of charges, in order to minimize the number of the active article specifications.

The Parties agree that (i) the Pool Samples will be shipped from Talecris Inc. to Talecris GmbH and then to PEI; (ii) The PEI fees will not be charged to Rosia.

2.6           Payment. The Parties shall pay the amount specified in invoices issued in accordance with Section 2.2 above within forty-five (45) days of receipt thereof.

2.7           Payment Disputes. All billing and payment disputes between the Parties shall be resolved in accordance with Section 16.10 below.

2.8           Annual True-up.  Talecris GmbH shall try and set Transfer Prices for Contractual Products and Finished Products, both initially and quarterly thereafter, in accordance with the projected manufacturing activity to be performed by Rosia in order to realize the economic results intended in Exhibits 5A and 5B.  However, in the event that actual manufacturing activity differs from projected activity, and the Contract Fees actually paid (i.e. the difference between Transfer Prices in and out of Rosia) is incorrect as a result, then on December 31 of each year of this Agreement, or as soon as practicable following early termination, the Parties will calculate Contract Fees paid during the current year (or up to the point of termination) versus the Contract Fee that should have been paid based on actual services performed.  If after completing this calculation it is determined that the Talecris GmbH paid too much during the applicable period, then Rosia to either credit or pay to Talecris GmbH (as Talecris GmbH may direct) the amount of any such overpayment.  In a similar manner, if it is determined that Talecris GmbH underpaid then Talecris GmbH shall pay Rosia the amount of any such underpayment.  Such debit or credit note to be made within sixty (60) days after the applicable date of the calculation.

ARTICLE 3
SUPPLY CHAIN COORDINATION

3.1           Forecasts. Starting on the Commencement Date and then by the seventh day of each month during the Term, Talecris GmbH shall deliver to Rosia a twelve (12) month rolling forecast of required Finished Products for supply to Talecris GmbH. The required

Finished Products identified for the first three (3) months shall be considered to be firm orders (“Binding Forecast”) and, upon acceptance of such Binding Forecast, Rosia shall be obligated to purchase from Talecris GmbH the quantity of Contractual Products required to meet those orders, and Talecris GmbH shall be obligated to purchase from Rosia the quantity of Finished Products, identified in the Binding Forecast. Rosia shall have no obligation to purchase any Contractual Products in amounts greater than required in the forecast; provided, however, Rosia will agree to work with Talecris GmbH in a commercially reasonably manner to permit Talecris GmbH to meet orders in excess of the Binding Forecast.

3.2           Delivery of Finished Products. Rosia shall use commercially reasonable efforts to deliver Finished Products in a timely manner consistent with Talecris GmbH’s purchase orders that are sent to Rosia two months before delivery month.

ARTICLE 4
PRODUCTS

4.1           Purchase Orders. Upon acceptance of Talecris GmbH’s first forecast set forth in Article 3 above, Rosia shall deliver to Talecris GmbH a purchase order for Contractual Products in the total aggregate quantities set forth in the Binding Forecast approved by both Parties as set forth in Article 3 above. Thereafter, Rosia shall deliver purchase orders for Contractual Products reflecting the aggregate quantities order for the third month in the Binding Forecast (in each case, a “Purchase Order”). Talecris GmbH shall issue Purchase Orders in a similar manner for Finished Products upon delivery of each Binding Forecast. Each Purchase Order shall specify the quantity of the Contractual Products ordered and delivery date consistent with normal lot sizes and consistent with past practice.

4.2           Shipments. Each Party shall be responsible for making the necessary shipping arrangements for their respective Products in conformance with the delivery dates set forth in the Purchase Orders provided by the other Party. All shipments of Products shall contain the applicable certificate of batch release and the risk of loss shall be determined in accordance with the provisions of Section 9.2 below.

4.3           Specification. Talecris GmbH shall, and to the extent appropriate, ensure that Talecris Inc. shall, manufacture, process, store, distribute, transport, dispose, package, inspect, test and otherwise handle, and Rosia shall store, package, inspect, test, transport, dispose and otherwise handle, Contractual Products and Finished Products, as applicable to their activities under this Agreement respectively, at all times in compliance with current Good Manufacturing Practices (“cGMPs”) and other applicable Regulations (as defined in Section 7.1 below), the specifications listed in Exhibit 6, and incorporated herein by reference (the “Specifications”), the ED Dossier/registration formulae, the European registrations listed on Exhibit 7 (“European Registrations”), applicable SOPs (as defined in Section 7.2), and the Agreement on the Manufacture under Contract between Talecris Biotherapeutics GmbH and Bayer Biologicals S.r.1. effective as of the date of signing attached as Exhibit 8(A) and following Talecris GmbH’s qualification as releaser, the Agreement on the Manufacture Under Contract attached as Exhibit 8(B). Both such Agreements are referred to in this Agreement as the “Manufacture Under Contract Agreement”. The initial Specifications shall be the same as in effect as of the Commencement Date. Talecris GmbH and Rosia shall not make any changes to the Specifications or the SOPs without the prior written approval of the other Party, such approval not to be unreasonably withheld. All Parties shall maintain all records as are necessary and appropriate to demonstrate compliance with cGMPs, the Specifications, the SOPs and Regulations. Any change by one Party to the Specifications or SOP’s that could required a European regulatory submission or affect the available supply of Contractual Products or Finished Products should be communicated in writing to the other Party with copies sent to the following:

For Rosia:

Head of QA/QC	Dr. Joachim Leube	+39 0577 571 205 +39 02 3978 4278 (Fax) joachim.leube.jl@bayer-ag.de
Regulatory Affairs	Dr. Pasqualina Zammarrelli	+39 0577 571 204 +39 02 3978 5906 (Fax) pasqualina.zammarrelli.pz@bayer-ag.de

For Talecris GmbH:

Head of Quality Assurance	Dr. Cordula Schneider	+49 69-660 593-391 +49 69-660 593-110 (Fax) cordula.schneider@talecris.com
Head of Regulatory Affairs	Dr. Wolfgang Schulten	+49 69-660 593-401 +49 69-660 593-110 (Fax) wolfgang.schulten@talecris.com

For Talecris, Inc.

Talecris Biotherapeutics, Inc.

Attn:  Anne Davis

8368 US 70 West

Clayton NC 27520

Phone:  1-919-359-7268

Email: anne.davis@talecris.com

4.4           Acceptance and Rejection. Subject to the rest of this Section 4.4, Rosia and Talecris GmbH shall each have a period of sixty (60) days from the date of its receipt of a shipment of Contractual Products or, as appropriate, Finished Product (the “Inspection Period”) to inspect the delivered Contractual Products or Finished Products and reject the corresponding shipment of Contractual Products or Finished Products for nonconformity with the Specifications. If Rosia or, as appropriate, Talecris GmbH, rejects such shipment or a portion thereof, it shall promptly so notify the other Party, such rejected Contractually Products or Finished Products shall be considered Nonconforming Products and the provisions of Section 12.1 below shall apply. If after accepting a shipment of the Contractual Products or Finished Products, Rosia or, in the case of Finished Products, Talecris GmbH, subsequently discovers latent material defects (including without limitation, nonconformance to the Specifications) not reasonably discoverable during the Inspection Period, Rosia or Talecris GmbH may revoke its acceptance of such shipment of the Contractual Products or a portion thereof, or Finished Products or a portion thereof, by giving written notice and disclosing the nature of any defects to Talecris GmbH or Rosia as soon as practicable after discovering such defects. In such event, such rejected Contractual Products or Finished Products shall be considered Nonconforming Products to the extent such latent material defects in fact are present and the provisions of Section 12.1 below shall apply.

4.5           Title. Title to the Contractual Products will be deemed to pass to Rosia upon delivery to Rosia by the common carrier at the Rosia facility in Rosia, Italy. In the event that Rosia revokes its acceptance of any Contractual Products, title will revert to Talecris GmbH. Title to Finished Products will be deemed to pass to Talecris GmbH upon delivery to Talecris GmbH’s carrier at Rosia’s facility. In the event that Talecris GmbH revokes its acceptance of any Finished Products, title will revert to Rosia.

ARTICLE 5
MANUFACTURING REQUIREMENTS

5.1           Manufacturing Procedures. If Rosia’s approval of Talecris Inc.’s manufacturing procedures is required under applicable Regulations, Talecris GmbH shall provide Rosia with a copy of the ED Dossier/registration that provides a detailed overview of the manufacturing processes that have been implemented by Talecris Inc. Talecris GmbH shall ensure that Talecris Inc. cooperates and provides reasonable assistance to Rosia to facilitate Rosia’s compliance with all applicable Regulations, including without limitation, those specified in E.D. directive 91/356, article 12, as may be amended from time to time, and any successor directive thereto. Any change by one Party to the manufacturing procedures that could require a European regulatory submission or affect the available supply of Contractual Products or Finished Products should be communicated in writing to the other Party with copies sent to the following:

For Rosia:

Head of QA/QC	Dr. Joachim Leube	+39 0577 571 205 +39 02 3978 4278 (Fax) joachim.leube.jl@bayer-ag.de
Regulatory Affairs	Dr. Pasqualina Zammarrelli	+39 0577 571 204 +39 02 3978 5906 (Fax) pasqualina.zammarrelli.pz@bayer-ag.de

For Talecris Gmbh:

Head of Quality Assurance	Dr. Cordula Schneider	+49 69-660 593-391 +49 69-660 593-110 (Fax) cordula.schneider@talecris.com
Head of Regulatory Affairs	Dr. Wolfgang Schulten	+49 69-660 593-401 +49 69-660 593-110 (Fax) wolfgang.schulten@talecris.com

For Talecris, Inc.

Talecris Biotherapeutics, Inc.

Attn: Anne Davis

8368 US 70 West

Clayton NC 27520

Phone: 1-919-359-7268

Email: anne.davis@talecris.com

5.2           Revisions to Manufacturing Procedures. If the Manufacturing procedures require changes for any reason, they shall be revised in accordance with the Clayton Critical Change procedures in effect on the Commencement Date or from time to time thereafter, which shall be made available to Rosia for inspection at the Clayton Facility upon request by Rosia. Talecris GmbH shall obtain Rosia’s approval, which approval shall not be unreasonably withheld, prior to making any change to Manufacturing procedures (including the Clayton Critical Change procedures) that may affect any European Registrations. If such changes require that Rosia incur expense or cost in order to comply with the requirement of this Agreement, Talecris GmbH will reimburse Rosia such expense and cost.

5.3           Revisions to Manufacturing Processes. If a Manufacturing process is changed, then the new process shall be revalidated as required by the Clayton Critical Change procedures in effect on the Commencement Date or from time to time thereafter, with due regard to any critical parameters and documented according to the Clayton Critical Change procedures then in effect, which shall contain details of the place, extent and cost of the validation. If such changes require that Rosia incur expense or cost to comply with the requirements of this Agreement Talecris GmbH will reimburse Rosia such expense and cost.

5.4           Batch Records. Talecris GmbH shall provide to Rosia a written report for each production batch (each a “Manufacturing Record”) for the purpose of complying with the registration and the documentation requirements of applicable Regulations, including without limitation, ED GMP Guidelines and of ED directive 91/356 article 9, as each may be amended from time to time, and any successors thereto.

5.5           Batch Sizes. Batch sizes shall be determined by Talecris GmbH based on process validation. Talecris Inc. shall ensure that it manufacturers only validated batch sizes.

5.6           Deviation Report.

(i)            If during the Manufacture of the Contractual Products by Talecris Inc. these arises a result that is classified as either a Type I Incident or a Type II Incident, then Talecris GmbH shall ensure that Talecris Inc. prepares within seven (7) days following the discovery of such deviation a written report detailing such deviation (a “Deviation Report”) and promptly send to Rosia such Deviation Report prior to Talecris GmbH’s delivery of the Contractual Products which are the subject of such report. If Rosia rejects shipment of the Contractual Products based on a Deviation Report, it shall promptly notify Talecris GmbH, such Contractual Products shall be considered Nonconforming Products and the provisions of Section 12.1 shall apply. For purposes of this Agreement, a “Type I Incident” shall be defined as an unexpected result that has potential serious impact on product safety, identity, strength, quality, purity, efficacy or manufacturing/testing process. Examples of Type I Incidents include final product sterility and stability failure, media fill failure, pyrogen specification exceeded for bulk or final container and inadequate viral inactivation process. For purposes of this Agreement, a “Type II Incident” shall be defined as an unexpected result that has the potential to affect product safety, identity, strength, quality, purity, efficacy, or manufacturing/testing process performance. Examples of Type II Incidents include clean steam exceeding action level for LAL and Pre sterile in-process bioburden exceeding action level.

(ii)           If during the processing, storage, distribution, testing, transport, disposal or other handling, as applicable, of the Contractual Products by Rosia there arises a result that is classified as either a Type I Incident or a Type II Incident, then Rosia shall prepare within seven (7) days following the discovery of such deviation a Deviation Report and promptly send to Talecris GmbH such Deviation Report. As necessary to the extent the deviations and incidents are due to the acts or omissions of Rosia, or its Affiliates acting in furtherance of Rosia’s performance under this Agreement, Rosia will be responsible, at no cost to Talecris GmbH, to implement the necessary corrective action for such Type I or Type II Incidents, including the destruction of Product if required.

5.7           Records. Both Parties shall maintain production records and other records required by the ED Dossier/registration formulae, European Registrations, Specification, SOPs, cGMPs or Regulations. Each Party shall make such records available to the other Party for inspection following a written request by the other Party; such request shall not be unreasonably denied.

ARTICLE 6
QUALITY ASSURANCE

6.1           Quality Assurance. The Parties shall perform their obligations in accordance with the Manufacture Under Contract Agreement attached hereto as Exhibit 8A, or, as applicable, Exhibit 8B. Exhibit 8A shall become effective on the Commencement Date and be valid through December 31, 2007. Provide Talecris has obtained qualification as releaser of the Finished Products under European applicable law from the competent Regulatory Authorities by January 1, 2008, then on or before January 1, 2008 Rosia shall sign a new Manufacturer Under Contract Agreement attached Exhibit 8B setting forth its reduced obligations with regards to final release of Finished Product to the various marketing authorities. The Pharmaceutical Duties and Responsibilities are defined in Appendix 3 of the Manufacture Under Contract Agreement(s).

6.2           Testing. The Parties shall conduct all testing of Contractual and Finished Products as applicable in accordance with test procedures in effect as of the Commencement Date (as may be amended from time to time) and all applicable Regulations and Registrations. To the extent required by applicable Regulations, Rosia and Talecris GmbH shall approve such test procedures. Talecris GmbH shall provide Rosia with the test results for lots of Contractual Product tendered to Rosia for acceptance or rejection pursuant to Section 4.4 and Rosia shall do the same for Talecris GmbH with respect to Finished Products tendered. The Parties shall act in a commercially reasonable manner in considering and adopting new test procedures consistent with the prevailing state of scientific knowledge and suitable for quality assessment.

6.3           Labeling and Documentation.

(i)            Rosia acknowledges and agrees that all right, title and interest in and to the Talecris GmbH’s registered trademarks and related goodwill included in Talecris GmbH’s trademarks, and all registrations of such Talecris GmbH trademarks, are reserved to and belong exclusively to Talecris GmbH. All goodwill deriving from the use of Talecris GmbH’s trademarks by Rosia pursuant to the terms of this Agreement or arising out of this Agreement shall accrue solely and exclusively to Talecris GmbH.

(ii)           Rosia shall not challenge the validity of Talecris Inc.’s registered trademarks or Talecris Inc.’s ownership thereof in any form or manner. Rosia shall not at any time during or after the term of this Agreement, (a) knowingly use any of Talecris Inc.’s trademarks in any way that would impair the validity of such Talecris Inc. trademark as a proprietary trademark, service mark, trade name and/or trade dress in any jurisdiction, (b) knowingly take any action which would impair Talecris Inc.’s ownership of any of Talecris Inc.’s trademarks or their legality or enforceability, (c) register, or cause to be registered, in Rosia’s name or the name of another, any of Talecris Inc.’s trademarks or any other trademarks, names, logos, color schemes, symbols, trade dress or designs it knows to be confusingly similar to Talecris Inc.’s registered trademarks,(d) use, display, advertise or promote any trademarks, names, logos, color schemes, symbols trade dress or designs it knows to be confusingly similar to any of Talecris Inc.’s registered trademarks in any jurisdiction, or (e) use any of Talecris Inc.’s registered trademarks as part of a corporate or trade name of any business organization.

(iii)          Rosia shall submit to Talecris GmbH for its written approval before any use is made thereof a reasonable number of samples of any packaging or labeling or other materials produced, printed or manufactured by Rosia or its affiliates and on which Talecris GmbH’s trademarks appear. Rosia shall label and package the Finished Products in accordance with Talecris GmbH’s labeling, packaging and quality standards set forth on Exhibit 9 attached hereto and incorporated hereto and incorporated herein by reference. All packaging and labeling used by Rosia for the Finished Products shall bear such packaging and labeling approved by Talecris GmbH, provided however that Rosia will not be obligated to use such packaging and labeling approved by Talecris GmbH where Rosia has a good faith belief that such use would violate Applicable Law.

ARTICLE 7
REGULATORY REQUIREMENTS

7.1           Compliance with Regulations. Talecris GmbH shall comply, and shall ensure that Talecris Inc. complies, in all material respects with all laws, requirements, regulations, registrations, guidelines, licenses and directives, including those in any Regulatory Approval of any Regulatory Authority (including without limitation, applicable cGMPs as defined in national and international accepted GMP compendia including PIC/C and WHO GMP Guide) including all specifications and procedures for plasma sourcing, plasma testing, and in process testing and all regulations, specifications, and procedures contained therein, including, without limitation, the regulations, the regulations set forth in Exhibit 10 (collectively, “Regulations”). Likewise, Rosia shall comply in all material respects with Regulations applicable to the performance of its obligations hereunder. Each Party shall comply with all Regulations that become applicable to such Party effective after the Effective Date within the timeframe required by such Regulation or applicable Regulatory Authority, provided that the Parties will allocate the costs and expenses of any such compliance on an equitable basis, taking into account the respective economic benefit of this arrangement, and the remaining duration of this Agreement. Each Party shall maintain all government approvals, permits and licenses necessary or desirable in the performance of their respective obligations under this Agreement. “Regulatory Approvals” shall mean all licenses, approvals, permissions, or consents required for the manufacture, processing, inspection, testing, packaging, storage, transport, distribution or sale of the Contractual Products or Finished Products. “Regulatory Authority and Regulatory Authorities” shall mean the U.S. Food and Drug Administration, the German Health Authority and any successor agencies and all other local, state, federal, or foreign governmental authorities with authority to grant or deny the necessary Regulatory Approvals or to regulate the manner or means by which the Contractual Products or Finished Products are manufactured, processed, tested, inspected, packaged, stored, transported, distributed, or sold.

7.2           Inspection of Facilities. Each Party shall have the right, on reasonable written advance notice (to the extent practicable, not less than one (1) week advance notice), and during normal business hours, to inspect and audit the other Party’s facilities (including the Clayton Facility), standard operating procedures (as in effect as of the Effective Date and amended from time to time upon mutual agreement of the Parties, and any replacement or successor thereof, “SOPs”), operations, testing, storage and books and records to confirm compliance with Section 7.1 and the other Party’s compliance with the terms and conditions of this Agreement, provided that what is being inspected is relevant to the Contractual Products or Finished Products, as applicable, and that such inspection does not unreasonably interfere with the conduct of business of such other Party. Each Party shall use its commercially reasonable efforts to accommodate any reasonable request made by the other Party to inspect such facility. Each Party shall respond in writing to the other Party regarding any items of noncompliance identified by the other Party during such inspections or audits within fifteen (15) days of the other Party’s notice thereof, and each Party shall develop a plan, reasonably satisfactory to such other Party, to remedy any such items of noncompliance as soon as practicable but in no event later than sixty (60) days of notice thereof, and shall remedy such items of noncompliance as set forth in such plan, the failure of which shall entitle the other Party to terminate this Agreement in accordance with Section 13.2 hereof.

7.3           Regulatory Filings. Each Party shall promptly accommodate all requests made by any Regulatory Authority to audit such Party’s facilities that relate to the Contractual Products or Finished Products, as the case may be. Both Parties shall have the right to review, during the Term and for five (5) years thereafter, all audit findings or notices of Regulatory Authorities as such may, directly or indirectly, bear upon each Party’s obligations under this Agreement. Each Party shall develop and provide to the other Party a plan, reasonably satisfactory to the other Party, to remedy, and shall remedy, any deficiencies identified as a result of such regulatory inspection in the time frames mandated in the applicable inspection report or the applicable Regulations. Each Party shall promptly notify the other Party (i) at the time such Party becomes aware of any Regulatory Authority inspection of its facility (including the Clayton Facility) and (ii) at the time such Party receives notice from the Regulatory Authority of any observation or regulatory action, such as a warning letter. Each Party shall promptly provide a copy of any audit finding with such Party’s corrective action response to the other Party for items that relate to the Contractual Products or Finished Products, as the case may be.

7.4           Regulatory Approvals. Talecris GmbH is solely responsible for obtaining all necessary Regulatory Approvals, including Approvals by the European Regulatory Authorities, to sell Contractual Products to Rosia and Finished Products in Europe. Rosia shall upon request, at Talecris GmbH’s sole cost and expense, and as reasonably necessary, provide Talecris GmbH with all information, including but not limited to dossier, technical information and other information and other information for obtaining Regulatory Approval in Europe. Rosia is solely responsible for obtaining all necessary Regulatory Approvals, including by the European Regulatory Authorities, to, test, package and release any Finished Product to Talecris GmbH in Europe. Talecris GmbH shall upon request, at Rosia’s sole cost and expense, and as reasonably necessary, provide Rosia with all information, including but not limited to dossier, technical information and other information for obtaining such Regulatory Approvals in Europe.

ARTICLE 8
DOCUMENTATION AND RESERVE SAMPLES

Each Party shall maintain such reserve samples of product and packaging materials as required by the Quality Assurance Standards attached as Exhibit 8. Talecris GmbH shall provide to Rosia (at no cost to Rosia) sufficient quantities of Contractual Products to permit Rosia to meet the Regulations for reserve samples and packaging.

ARTICLE 9
RISK OF LOSS

9.1           Storage. Until a Finished Product has been released by Rosia in accordance with applicable Regulations, including but not limited to EU directive 91/356, article 21 (as may be amended from time to time, and any successor thereto), storage shall be subject to quarantine.

9.2           Risk of Loss. Risk of loss for Contractual Product in transit to Rosia shall lie with Talecris GmbH. The risk of loss for the Contractual Product due to casualty, spoliage, loss, theft, fire, damage or destruction after the shipment of the Contractual Product is delivered to Rosia by the common carrier at the Rosia facility in Rosia, Italy shall be borne by Rosia. The risk of loss for Finished Products shall pass to Talecris GmbH on delivery from Rosia to Talecris GmbH’s carrier at Rosia’s facility.

ARTICLE 10
CONFIDENTIALITY

10.1         General. All information provided by one Party to the other Party in connection with this Agreement (including, without limitation, the Specifications and forecasts) shall be maintained in strict confidence by the receiving Party being shared only with affiliated companies, consultants, attorneys, and employees with a need to know and who are bound by similar obligations of confidentiality. Such information shall remain the property of the providing Party, and the receiving Party shall not make use of any such information except for the purposes for which it was provided. Provided, however, that such information may also be shared with creditors, potential investors, or collaborators who have a need to know and who are bound to maintain the confidentiality of such information. At the termination of this Agreement, the receiving Party shall promptly return to the providing Party any physical embodiments (including copies) of any such information. Each Party agrees to keep confidential the existence of this Agreement, as well as all of its terms and conditions; provided that if a public announcement or disclosure is required by law, rule, regulation, court order, subpoena, interrogatory or other discovery request (including without limitation applicable securities laws or stock exchange regulations), and subject to Section 10.2(v), the Party required to make the public announcement or disclosure shall be permitted to make such disclosure and shall provide prompt prior written notice of such requirement to the other Party, and the Parties shall thereafter negotiate in good faith, to the extent appropriate and feasible, the contents of the public announcement or disclosure.

10.2         Exceptions. The covenants of the receiving Party contained in Section 10.1 shall not apply to information which:  (i) is already in the public domain at the time of disclosure; (ii) becomes part of the public domain at the time of disclosure; (ii) becomes part of the public domain through no action or omission of the receiving Party after disclosure to the receiving Party; (iii) is already known to the receiving Party on a non-confidential basis at the time of disclosure, as evidenced by the receiving Party’s written records; (iv) has been or is disclosed to the receiving Party in good faith by a third party who was or is not, at the time of disclosure, under any obligation of confidence to the other Party hereto at the time the third party disclosed such information; or (v) is required to be disclosed by law, provided that the receiving Party shall cooperate with the disclosing Party (at the disclosing Party’s expense) in obtaining any available protection for such information to be disclosed.

ARTICLE 11
INDEMNITY AND INSURANCE

11.1         Indemnity. Talecris GmbH hereby agrees to save, defend and hold Rosia and its affiliates and its and their directors, officers, manages, employees, representatives, consultants, stockholders, controlling persons and agents and each of the heirs, executors, successors and assigns of any of the foregoing (together, the “Rosia Group”) harmless from and against any and all claims, suits, actions, liabilities, expenses and/or losses, including punitive or exemplary damages and reasonable attorney’s fees and expenses (“Claims”) asserted by a person or entity other than a member of the Rosia Group arising from any material breach of obligations under this Agreement by the Talecris GmbH Group (as defined below), and/or the manufacture, use, development, marketing, sale, commercialization, import, export, or offer the sale of Contractual Products and/or Finished Products by Talecris GmbH, Talecris, Inc. or any third party, except to the extent that Rosia is obligated to indemnify Talecris GmbH as expressly stated in this Section 11.1. Rosia hereby agrees to save, defend and hold Talecris GmbH and its affiliates and its and their directors, officers, managers, employees, representatives, consultants, stockholders, controlling persons and agents and each of the heirs, executors, successors and assigns of any of the foregoing (together, the “Talecris GmbH Group”) harmless from and against any and all Claims asserted by a person or entity other than a member of the Talecris GmbH Group arising from any material breach by Rosia of Section 7.1 of this Agreement.

11.2         Indemnification Process. Each party indemnified under the provisions of this Agreement, upon receipt of written notice of any Claim or the service of a summons or other initial legal process upon it in any action instituted against it for which it may be entitled to indemnification pursuant to this Agreement, shall promptly give written notice of such Claim, or the commencement of such action, or threat thereof, to the Party from whom indemnity shall be sought hereunder, provided, however, that the failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party if prejudiced by such failure. Each indemnifying party shall be entitled as its own expense to participate in the defense of such Claim or action, or, if it shall elect, so long as it has acknowledged in writing to the indemnified party its indemnification obligations hereunder, by written notice to the indemnified party within twenty (20) days of receipt of notice of the Claim or action from the indemnified party to assume such defense, in which event such defense shall be conducted by counsel chosen by such indemnifying party (without prejudice to the right of the indemnified party to fully participate at its own expense through counsel of its own choosing) which counsel may be any counsel reasonably satisfactory to the indemnified party against whom such Claim is asserted or who shall be the defendant in such action, and such indemnified party shall bear all fees and expenses of any additional counsel retained by it or them, provided that the indemnifying party shall obtain the consent of the indemnified party (which consent may be withheld in its sole discretion) before entering into any settlement, adjustment or compromise of such Claims, provided further that the indemnifying party may, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any Claim or action involving only the payment of money which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a duly executed written release of the indemnified party from all liability in respect of such Claim or action which written release shall be reasonably satisfactory in form and substance to the indemnified party. Notwithstanding the immediately preceding sentence, if the named parties in such action (including impleaded parties) include the indemnified and the indemnifying parties, and the indemnified party shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of such action or that there are legal defenses available to such indemnified party materially different from or in addition to those available to the indemnifying party, then counsel for the indemnified party, shall be entitled, if the indemnified party so elects, to conduct the defense and, in such event, the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. If the indemnifying party shall elect not to assume the defense of such Claim or action, such indemnifying party shall reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by it, and shall be bound by the results obtained by the indemnified party in respect of such Claim or action; provided, however, that no such Claim or action shall be settled without the written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

11.3         Insurance. During the Term (as defined below) of this Agreement and for a period of five (5) years following the expiration or earlier termination of this Agreement, each Party shall maintain, at its sole cost and expense, general liability insurance including product liability coverage, with bodily injury, death and property damage limits, in such amounts and with such scope of coverage as is consistent with plasma industry standards and all applicable laws reulgations.

In addition to the requirements set forth above, the following insurance coverage shall be maintained by Rosia for the protection of Products:

(i)            All-risk Property Policy, including flood and earthquake, to be maintained continuously while Products are located in Rosia’s facility. Property insurance limits of no less than ten million Euros (€10,000,000) each occurrence; and

(ii)           All-Risk Cargo insurance with limits of no less than five million Euros (€5,000,000) each occurrence.

11.4         Insurance Recoveries. If and to the extent the indemnifying party has acquired insurance in compliance with Section 11.3, and to the extent such coverage is inadequate to cover all Claims asserted against Talecris GmbH and Rosia and if and to the extent Talecris GmbH or Rosia, as the case may be, has its own policy of insurance purporting to provide coverage for Claims against Talecris GmbH or Rosia, as the case may be, Talecris GmbH or Rosia, as the case may be, shall not be entitled to indemnification from the indemnifying party for such Claims under Section 11.1 until Talecris GmbH or Rosia, as the case may be, has utilized all commercially reasonable means to recover such loss under its policy of insurance.

11.5         Limitation of Damages. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, AND WITHOUT LIMITING EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1, NO PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES (INCLUDING LOSS OF PROFITS OR LIQUIDATED DAMAGES) ATTRIBUTABLE TO ITS PERFORMANCE UNDER THIS AGREEMENT OR TO ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

ARTICLE 12
NONCONFORMING PRODUCT AND RECALLS

12.1         Nonconforming Product. In the event that Taleris GmbH provides Contractual Products or Rosia provides Finished Product that do not meet the ED Dossier/registration formulae, European Registrations or Regulations, do not conform to the Specifications, contain latent defects, or have not been manufactured in accordance with the EU Dossier/registration formulae, European Registrations, Specifications, SOPs, cGMPs or Regulations (“Nonconforming Product”), then the breaching Party will at no cost to the other, and as soon as reasonably feasible, replace such Nonconforming Product with an equivalent amount of conforming Contractual or Finished Product as applicable. Either Party at the option of the other, shall destroy all Nonconforming Product and promptly provide a certificate of destruction, or return such Nonconforming Product. The breaching Party shall reimburse the other for the reasonable direct costs incurred by the other related to the destruction or return of such Nonconforming Product. Talecris GmbH shall provide Rosia with the lot number and plasma unit identification number of any Nonconforming Product delivered to Rosia.

12.2         General Requirements. Rosia shall maintain accurate records of the quantities of the Contractual Products received and Talecris GmbH shall do the same for Finished Product received.

12.3         Distribution and Use Records. Talecris GmbH maintain and give Rosia access, upon advance notice and at reasonable times, to, for a period of not less than thirty (30) years from production, donor records and test results with respect to each unit of plasma included in the Contractual Products delivered to Rosia. Such records and results shall be maintained in a manner that assures that they can rapidly and unequivocally be accounted for and made available to Rosia no later than fourteen (14) days from the date of request. Rosia shall maintain and give Talecris GmbH access, upon advance notice and at reasonable times, to, for a period of not less than thirty (30) years from the date of delivery, records identifying the use of Contractual Products and sale to Talecris GmbH of the Finished Products. Such records and results shall be maintained in a manner that assures that they can rapidly and unequivocally be accounted for and made available to Talecris GmbH no later than fourteen (14) days from the date of request. Rosia shall assist Talecris GmbH in identifying, tracking and controlling the use of any Contractual

Products identified in post donation information as contaminated or otherwise unsuitable for use. Notwithstanding the foregoing, neither Party will destroy any such records and results without first notifying the other Party.

12.4         Adverse Events. Each Party shall record and investigate all reports of adverse events in which the Contractual Products or the Finished Products have been implicated. If either Party determines that the Contractual Products or the Finished Products have caused adverse reactions, such Party shall immediately notify the applicable Regulatory Authority as required by the Regulations, and shall promptly notify the other Party. Each Party shall promptly notify the other of any adverse event resulting in a market withdrawal or recall. The Parties shall comply with Exhibit 11, as may be amended from time to time, to assure the effective and efficient exchange of information relating to safety matters.

12.5         Customer Notification of Adverse Reactions. In the event that during the course of a preliminary investigation related to a report of any adverse reaction associated with any Contractual Product or Finished Product Talecris GmbH or Rosia obtains preliminary evidence indicating that any Contractual Product or Finished Product may have caused such specific adverse reaction, each Talecris GmbH customer that received any such Contractual Product or Finished Product shall be notified by Talecris GmbH and cautioned that any unused containers of the suspect lots should be withheld from use, pending the outcome of more definitive investigations and evaluations, with a copy of such notice to the applicable Regulatory Authority if required. Talecris GmbH shall promptly provide Rosia with a copy of such notice. Any and all of the foregoing actions will be executed with the concurrence of the appropriate Regulatory Authorities, to the extent required by Applicable Law (as defined below).

12.6         Withdrawals and Recalls. Talecris GmbH shall make all contacts with the relevant Regulatory Authorities and shall be responsible, at its sole cost and expense (except where the recall is due to the negligence or willful default of Rosia), for coordinating all activities in connection with any recall or withdrawal of any Contractual or Finished Product. In the event that Rosia believes a recall or withdrawal of a Contractual or Finished Product may be necessary or appropriate, Rosia shall immediately notify Talecris GmbH in writing. In the event that Talecris GmbH initiates a recall or withdrawal of a Contracutal or Finished Product, Talecris GmbH shall so notify Rosia. Notwithstanding the above, while Rosia remains the releaser of Finished Product:

(a)           if Rosia makes a determination that a recall of a Contractual or Finished Product is necessary but Talecris GmbH disagrees with such determination, Rosia may initiate a joint discussion by the Parties of such issue with a mutually agreeable independent consultant and if such consultant advises the Parties that it believes there should be a recall, the Parties shall voluntarily implement a recall of the Contractual or Finished Product;

(b)           if Rosia makes a determination that a withdrawal of a Contractual or Finished Product is necessary for reasons of safety and efficacy but Talecris GmbH disagrees with such determination, Rosia shall have the right to discontinue its performance hereunder with respect to such Contractual or Finished Product and all rights with respect to such product, including, without limitation, under the licenses granted to Rosia under this Agreement with respect to such product shall terminate and permanently revert to Talecris GmbH.

12.7         Complaints. Rosia and Talecris GmbH will cooperate in the reporting, investigation and evaluation of customer complaints, according to policies mutually determined by the Parties in writing.

ARTICLE 13
TERM AND TERMINATION

13.1         Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall expire on December 31st, 2008 unless terminated early pursuant to this Article 13. Talecris GmbH may terminate this Agreement without cause on serving notice of termination at least six (6) months prior to the due date of termination. The modifications to the Rosia Phase 1 Agreement become effective on the Commencement Date, and the wording of this agreement will replace entirely the previous wording of the Rosia Phase I Agreement.

13.2         Termination for Cause. If either Party commits a substantial violation of the Agreement and the other Party may, without prejudice to any other right or remedy, and after giving the breaching Party sixty (60) days’ written notice of the breach, terminate the Agreement. This Agreement shall not be so terminated if the breaching Party  has cured the breach, or submitted a plan for curing the breach reasonably acceptable to the non-breaching  Party within sixty (60) days after the non-breaching Party’s notice. If the breaching Party fails to cure the breach as set forth in the aforementioned plan and in accordance with the deadlines set forth therein, the non-breaching Party may terminate this Agreement without further notice. The non-breaching Party shall have the right to recover all direct damages and losses arising as a result of any such material breach, subject to the limitations contained in Section 11.5.

13.2.1      Rosia’s Right to Termination. If Talecris fails to receive manufacturing authorization or otherwise is unable to assume responsibility of release of Finished Product to the various Regulatory Authorities, by January 1, 2008, then Rosia may treat such failure as a material breach and terminate in accordance with Section 13.2.

13.3         Termination for Force Majeure.

(i)            Talecris GmbH may terminate this Agreement in its sole discretion upon thirty (30) days’ prior written notice in the event of any failure or inability of Rosia to deliver Finished Products hereunder due to Force Majeure extending beyond ninety (90) days. In the event of termination under this Section 13.3(i), Rosia shall have no liability for damages arising solely from such termination or otherwise excused by a Force Majeure.

(ii)           Rosia may terminate this Agreement in its sole discretion upon thirty (30) days’ prior written notice in the event of any failure or inability of Talecris GmbH to provide Contractual Products hereunder due to Force Majeure extending beyond ninety

(90) days. In the event of termination under this Section 13.3(ii), Talecris GmbH shall have no liability for damages arising solely from such termination or otherwise excused by a Force Majeure.

13.4         Termination for Insolvency. The Agreement may be terminated by Rosia, if Talecris GmbH, or by Talecris GmbH, if Rosia:

(i)            admits in writing that it is unable to pay its debts as they become due;

(ii)           starts a proceeding, or indicates its acquiescence to a proceeding started by another, relating to it under any bankruptcy, reorganization, rearrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law;

(iii)          makes an assignment for the benefit of creditors;

(iv)          consents to the appointment of a receiver, trustee or liquidator for a substantial part of its property;

(v)           files, or has filed against it, a petition in bankruptcy, reorganization, rearrangement or insolvency which, if filed against it, is not dissolved or dismissed within ninety (90) days after filing; or

(vi)          has entered against it an order by a court of competent jurisdiction appointing a receiver, trustee or liquidator for it or a substantial part of its property, or approving its dissolution or termination, and if not consented to or acquiesced in by such Party, such order is not vacated or set aside or stayed within ninety (90) days.

Notwithstanding anything to the contrary herein, no Party shall take or cause to be taken any action relating to the voluntary liquidation or dissolution of such Party.

13.5         Effect of Termination.

In the event of termination of this Agreement the Parties shall cease all deliveries of Products and performance of services. The Parties will prepare and submit final invoices and the other Party shall pay such invoices in accordance with the following:

(i)            Rosia to pay any unpaid Transfer Price for Contractual Products in its care of custody or in transit to Rosia;

(ii)           Talecris to pay the Transfer Price for Finished Products which are subject to a Binding Forecast in effect as of the date of termination, even if termination becomes effective prior to the end of the period to which the Binding forecast relates and Rosia to provide such Finished Product except to the extent not possible as a result of Talecris’ early termination;

(iii)          Subject to Section 2.5 above, Talecris to reimburse Rosia for the costs of any packaging materials, water for injection (WFI) devices and medical devices remaining unused at the termination of the Agreement, which were purchased by Rosia for the processing of Contractual Products into Finished Products and which reasonably reflect the forecasts provided by Talecris GmbH pursuant to Section 3.1; and

(iv)          Each Party shall promptly deliver to the other Party all books, records, and confidential information owned by each Party and in the other Party’s possession as of the termination date.

13.6         Remedies. The rights of a Party to this Agreement to recover monetary damages from the other Party to this Agreement with respect to termination of this Agreement are exclusively set forth in this Article 13. Each Party shall have such non-monetary rights and remedies provided under this Agreement or under law or in equity for breaches of this Agreement, but only limited ot the remedy of specific performance.

13.7         Special Assistance. Prior to the termination of this Agreement and no later than the end of 2008, Rosia agrees to use commercially reasonable efforts to provide Talecris GmbH or any of its affiliates with information on regulatory requirements and license information, regulatory trends, qualification status of Products, drug safety studies on clinical trials, shipping and logistical information, packaging requirements and practices used in the sale and distribution in Europe of the Contractual Products and Finished Products. In addition, Rosia agrees to allow Site visits by Talecris GmbH or any of its affiliates in order to gather “As-Is” information and technical information on equipment.

Information provided by Rosia shall include detailed process flows for the following:

(i)            Label Development

(ii)           SAP Master Data management

(iii)          Submission of samples to PEI

(iv)          Stage I/II Release of products

If Rosia’s performance deteriorates, or material deficiencies or adverse trends are discovered during (during site visit or otherwise) (“Performance Deviaiton”). Rosia agrees to provide Talecris with assistance and access reasonably necessary to correct the Performance Deviation. For purposes of clarification, any delay in shipping product of more than fifteen (15) days, or failing to ship at least eighty five percent (85%) of any purchase order in saleable condition, shall be deemed a Performance Deviation.

ARTICLE 14
INTELLECTUAL PROPERTY

14.1         Intellectual Property Rights. Talecris GmbH will obtain and maintain at its sole cost and expense all third party intellectual property rights for the manufacture and transport of Contractual Products and sale of Finished Products in Europe. Except as set forth in Article 6 hereof, nothing in this Agreement shall act to grant Rosia any rights or license to use any intellectual property of, or license by, Talecris GmbH or Talecris Inc. Rosia agrees to maintain at its sole cost and expense all licenses to third party intellectual property necessary or appropriate for the testing, transport, storage, disposal and other handling of the Contractual Products and Finished Products in Europe; provided, however, such sole cost and expense shall be exclusively for those licenses which have been granted to Rosia. Except as set forth in Article 6 hereof, nothing in this Agreement shall act to grant Talecris GmbH or Talecris Inc. any rights or license to use any intellectual property of, or licensed by, Rosia.

ARTICLE 15
REPRESENTATIONS AND WARRANTIES AND DISCLAIMER

15.1         Debarmemt. Each Party certifies it will not, in connection with its obligations under this Agreement, use in any capacity the services of any person, including any firm or individual, that has been debarred or is subject to debarment under the Generic Drug Enforcement Act of 1992, amending the Food Drug and Cosmetic Act of 21 U.S.C. 335a (a) or (b), or any comparable requirement of any other Regulation. Each Party agrees to notify the other Party promptly in the event any person providing services to such Party under the scope of this Agreement is debarred or becomes subject to debarment.

15.2         Compliance.

(i)            Rosia represents and warrants that the distribution, inspection, transport, storage, disposal and other handling of the Contractual Products and Finished Products by Rosia shall (i) conform to applicable SOPs, the Specification, eGMPs and the Regulations and (ii) be free from defects in material and workmanship and shall not be adulterated or misbranded within the meaning of the applicable Regulations.

(ii)           Talecris GmbH represents and warrants on its own behalf and on behalf of Talecris, Inc., that the manufacture, processing, distribution, inspection, testing, transport, storage, disposal and other handling of the Contractual Products by Talecris GmbH and Talecris, Inc. shall (i) conform to applicable SOPs, the Specifications, cGMPs and the Regulations and (ii) be free from defects in materials and workmanship and shall not be adulterated or misbranded within the meaning of the applicable Regulations.

15.3         Representations and Warranties.

(a)           Rosia hereby represents and warrants to Talecris GmbH that:

(i)            Due Organization, Good Standing and Power. Rosia is a company duly organized, validly existing and in good standing under the laws of Italy. Rosia has all requisite corporate or other power and authority to own or lease and to operate its assets and to conduct the business now being conducted by it. Rosia is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its ownership of property or the conduct of its business requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing could not reasonably be expected to have a material adverse effect on Rosia or on the consummation of the transactions contemplated hereunder. Rosia has all requisite corporate power and authority under Applicable Law and its Charter Documents to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(ii)           Authorization and Validity of Agreement. The execution and delivery of this Agreement by Rosia and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action under Applicable Law and the relevant Charter Documents on the part of Rosia and do not require the approval of the stockholders of Rosia. This Agreement has been duly executed and delivered by Rosia and constitutes the legal, valid and binding obligation of Rosia enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(iii)          Lack of Conflicts. Neither the execution and delivery of this Agreement by Rosia or the consummation by it of the transactions contemplated hereby, does or will (i) conflict with, or result in the breach of any provision of, the Charter Documents of Rosia or (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon Rosia or to which any of its properties or assets is subject.

(iv)          No Consents. The execution, delivery and performance of this Agreement by Rosia and the consummation of the transactions contemplated by this Agreement do not require any Governmental Approval. No consent (other than Governmental Approvals) will be required to be obtained by Rosia for the consummation of the transactions contemplated by this Agreement.

(b)           Talecris GmbH hereby represents and warrants to Rosia that:

(i)            Due Organization, Good Standing and Power. Talecirs GmbH is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Talecris GmbH has all requisite corporate or other power and authority to own or lease and to operate its assets and to conduct the business now being conducted by it. Talecris GmbH is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its ownership of property or the conduct of its business requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing could not reasonably be expected to have a material adverse effect on Talecris GmbH or on the consummation of the transactions contemplated hereunder. Talecris GmbH has all requisite corporate power and authority under Applicable Law and its Charter Documents to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(ii)           Authorization and Validity of Agreement. The execution and delivery of this Agreement by Talecris GmbH and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action under Applicable Law and the relevant Charter Documents on the part of Talecris GmbH and do not require the approval of the stockholders of Talecris GmbH. This Agreement has been duly executed and delivered by Telecris GmbH and constitutes the legal, valid and binding obligation of Talecris GmbH enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting  the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(iii)          Lack of Conflicts. Neither the executions and delivery of this Agreement by Talecris GmbH nor the consummation by it of the transactions contemplated hereby, does or will (i) conflict with, or result in the breach of any provision of, the Charter Documents of Talecris GmbH or (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon Talecris GmbH or to which any of its properties or assets is subject.

(iv)          No Consents. The execution, delivery and performance of this Agreement by Talecris GmbH and the consummation of the transactions contemplated by this Agreement do not require any Governmental Approval. No consent (other than Governmental Approvals) will be required to be obtained by Talecris GmbH for the consummation of the transactions contemplated by this Agreement.

15.4         Disclaimer. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY MADE IN THIS AGREEMENT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

ARTICLE 16
MISCELLANEOUS

16.1         Governing Law. Validity, construction and performance of this Agreement will be governed by the laws of Italy regardless of the choice of law principles applicable in Italy or in other jurisdictions. Application of the Aja Conventions on the Uniform Law on the International Sale of Goods and on the Uniform Law in the Formation of Contracts for the International Sale of Goods (both dated July 1st, 1964) and application of the UNICITRAL U.N. Agreement on the Sale of Goods dated April 11th, 1980 are explicitly excluded.

16.2         Assignment. This Agreement and all the provisions  hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successor and assigns, and it is not intended to confer upon any other person any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Party hereto. Notwithstanding the foregoing, Talecris GmbH may assign this Agreement and any or all rights or obligations hereunder to (i) any affiliate of Talecris GmbH, (ii) any lender of Talecris GmbH as collateral security or (iii) any successor in interest to Talecris GmbH’s entire line of business to which the Agreement pertains provided that any such successor becomes a party to this Agreement; provided that no assignment under (i), (ii) or (iii) above shall relieve Talecris GmbH from any obligation hereunder. Rosia may assign this Agreement and any or all rights or obligations hereunder to (i) any affiliate of Rosia; or (ii) any successor in interest to the entire business conducted by Rosia under this Agreement provided that any such successor becomes a party to this Agreement; provided that no assignment under (i) or (ii) above shall relieve Rosia from any obligation hereunder. Any purported assignment in contravention of this Section 16.2 shall be void. For the avoidance of doubt, and provided that it complies with all of the relevant provisions of this Agreement, Rosia may perform its obligations hereunder at any Rosia facility approved for such activities by the applicable regulatory authorities.

16.3         Severability. Any provision of this Agreement which is or may become prohibited or unenforceable, as a matter of law or regulation, will be ineffective only to the extent of such prohibition or unenforceability and shall not invalidate the remaining provisions. The Parties agree to replace an invalid provision with a provision that is as close as possible to the intended economic effect of the Agreement and which meets legal requirements hereof if the essential purposes of this Agreement may be given effect despite the prohibition or unenforceability of the affected provision.

16.4         Waiver  Each of the Parties shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof notwithstanding any conduct or custom on its part in refraining from doing so at any time. The failure of either Party at any time to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom contrary to the specific provisions hereof or as having in any way modified or waived the same.

16.5         Entire Agreement. This Agreement, together with the Exhibits, constitutes the whole and entire agreement between the Parties with respect to this subject matter and supersedes all prior understandings, written or oral. Notwithstanding the foregoing, Talecris GmbH and Rosia have entered into that certain Manufacture Under Contract Agreement. In the event that this Agreement conflicts with any Exhibit hereto, the Manufacture Under Contract Agreement, Purchase Order, invoice, or other written documents, the terms and conditions of this Agreement shall apply. No amendment or modifications hereof shall be binding unless in writing and duly executed by authorized representatives of both Parties.

16.6         Survival. In the event of any termination of this Agreement, the provisions of Articles 8, 9, 10, 11, 12, 14 and 15, and Sections 2.5, 2.6, 2.7, 2.8, 4.3, 4.4, 4.5, 5.1, 5.4, 5.6, 5.7, 6.3(i), 6.3(ii), 7.1, 7.3, 7.4, 13.5, 13.6, 13.7, 16.1, 16.3, 16.4, 16.5, 16.6, 16.8, 16.9, 16.10,

16.12, 16.13 and 16.14 shall survive any termination or expiration of this Agreement in full force and effect indefinitely, unless a shorter period of survival is provided therein.

16.7         Force Majeure. For the purpose of this Agreement, “Force Majeure” shall mean only (i) acts of God, acts of the public enemy, insurrections, riots, sabotage, strike, work-stoppage or other labor dispute and natural disasters; (ii) explosions, fires, flood, damage, or loss of electric power not resulting from the negligence of the Party invoking Force Majeure; (iii) regulatory actions not attributable to any violation of law after the date hereof on the part of Talecris GmbH or Rosia, as the case may be, unless, in the case of Talecris GmbH, Talecris GmbH is required as a result of any statute, law, regulation, ordinance, rule, judgment, code, order, decree or other requirement of a Regulatory Authority (“Applicable Law”), not initiated by Talecris GmbH, to cease or materially curtail production primarily based upon (x) violation of any Applicable Law which violation was in existence on the Effective Date or (y) any condition in existence on the Effective Date or any condition alleged in writing to have been in existence on or prior to the Effective Date by a Regulatory Authority which condition remained outstanding on the Effective Date and which condition constituted a violation or alleged violation of Applicable Law or impacts the safety or efficacy of the Contractual Products; and (iv) events, circumstances, conditions and actions outside of the control of Talecris GmbH or Rosia that materially and adversely affect the plasma-derived Products industry generally, including interruptions of supply of raw plasma due to viral outbreaks, eruption of new viruses and similar events, that are reasonably likely to be subject to action by any Regulatory Authority; any of (i), (ii), (iii) or (iv) of which, in the case of the Talecris GmbH, prevents Talecris GmbH from performing its obligations under this Agreement, or any of (i), (ii), (iii) or (iv) of which, in the case of Rosia, prevents Talecris GmbH from performing its obligations under this Agreement, provided that nothing in clause (iii) or (iv) shall excuse Talecris GmbH from complying with cGMP or excuse Talecris GmbH from remedying those matters which were capable of remedy by Talecris GmbH through the application of commercially reasonable efforts prior to the occurrence of the events identified in (iii) or (iv) preventing Talecris GmbH from performing under the Agreement. Notwithstanding anything in this Agreement to the contrary, except Article 10 and Article 16, the Party experiencing the Force Majeure shall be excused from the performance of each of its obligations under this Agreement upon a Force Majeure, but only to the extent performance of any such obligation is necessarily prevented, hindered or delayed thereby and only during the continuance of any such Force Majeure, and shall have no liability for damages arising from non-performance of any obligation excused by a Force Majeure. The Party suffering such Force Majeure shall invoke this provision by promptly notifying the other Party in writing of the nature and estimated duration of the suspension period, as well as the extent to which it will be unable to fulfill its obligations under this Agreement. Each Party shall be relieved of performance of its obligations under this Agreement during the time when it is prevented from performing by the failure of the other Party to perform its obligations or because of any event of Force Majeure.

16.8         Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and if mailed by prepaid first class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof and, if telexed or telecopied, the original notice shall be mailed by prepaid first class mail within twenty-four (24) hours after sending such notice by telex or telecopy, and shall be deemed to have been received on the next business day following dispatch and acknowledgment of receipt by the recipient’s telex or telecopy machine. In addition, notices hereunder may be delivered by hand, in which event the notice shall be deemed effective when delivered, or by overnight courier, in which event the notice shall be deemed to have been received on the next business day following delivery to such courier. All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:

If to Rosia:

Bayer Biologicals S.r.l.

Viale Certosa 130, 20154 Milan, Italy

Attention:  General Director

With a copy to:

Vice President, General Counsel and Secretary

Bayer HealthCare, LLC

400 Morgan Lane

West Haven, CT  06516-4175

Fax:  (203) 812-2795

If to Talecris GmbH:

Talecris Biotherapeutiecs, GmbH

ATRICOM, Lyoner Strasse 15

Frankfurt, 60528

With copies to:

Talecris Biotherapeutics, Inc.

Attention:  Legal Department

79 TW Alexander Drive

4101 Research Commons

Research Triangle Park

Raleigh, NC  27709

Fax;  (919) 316-6677

Any Party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 16.8.

16.9         Captions. All captions are inserted for convenience and will not affect any construction or interpretation of this Agreement.

16.10       Dispute Resolution.

(i)            Resolution by the Parties. The Parties shall attempt to resolve any dispute, controversy, claim or difference arising out of, or in connection with, this Agreement amicably and promptly by negotiations between executives who have authority to settle the controversy. Either Party may give the other Party written notice of any dispute not resolved in the normal course of business (“Notice of Dispute”). Within seven (7) days after delivery of such Notice of Dispute, executives of the Party shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. If the matter has not been resolved within ten (10) days of the first meeting of such executives (or if the Parties are unable to mutually agree upon an acceptable time and place to meet, within ten (10) days of the disputing Party’s Notice of Dispute), either Party may, by notice to the other Party (“Dispute Escalation Notice”), refer the matter to the respective officers of the Parties designated below.

For Rosia:              General Director, Bayer Biologicals S.r.l.

With a copy to:

Vice President, General Counsel and Secretary

Bayer HealthCare, LLC

400 Morgan Lane

West Haven, CT  06516-4175

Fax:  (203) 812-2795

For Talecris GmbH:

Talecris Biotherapeutiecs, GmbH

ATRICOM, Lyoner Strasse 15

Frankfurt, 60528

Such officers shall negotiate in good faith to resolve the matter in an amicable manner within ten (10) days of the Dispute Escalation Notice. In the event the matter is not resolved within such ten (10) days, either party may initiate arbitration of the dispute as provided for in this Section 16.10.

(ii)           In any event, if the dispute, other than with respect to Article 10, is not resolved in accordance with this Section 16.10, within thirty (30) days of the date in which such dispute arose, either party may submit the dispute to binding arbitration by giving the other Party notice (the “Arbitration Notice”). Such arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce in effect as of the Effective Date (the “Rules”). The arbitration shall take place in a location which is mutually agreeable to the Parties and shall be held in the English language. The arbitration will be conducted by one (1) arbitrator knowledgeable in the subject matter that is at issue in the dispute and who is selected by mutual agreement of the Parties or, failing such agreement by thirty (30) days after the Arbitration Notice was given, will be selected according to the Rules. Either Party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization. The arbitrator shall render a decision no later than ninety (90) days from the date of such arbitrator’s selection. The award of the arbitrator shall be final and binding on both Parties. Each Party hereby submits itself to the jurisdiction of the courts of the place where arbitration is held, but only for the entry of judgment with respect to the decision of the arbitrator hereunder. Notwithstanding the foregoing, judgment upon the award may be entered in any court in the state where the arbitration takes place, or any court having jurisdiction over the Parties. In the event of any actual or threatened breach or default which could give rise to irreparable harm, nothing in this Agreement shall prevent either Party from seeking injunctive relief (or any other provisional remedy or equitable relief) from any court having jurisdiction over the Parties and the subject matter of this dispute to protect their respective rights pending the outcome of the arbitration. The Parties bind themselves to carry out the awards of the arbitrator. The fees and expenses of the arbitrator, the fees and expenses of the court report and any expense for a hearing room, and reasonable attorney’s fees may be awarded to the prevailing party by the arbitrator, or if such award is not made, will be shared equally by the Parties. The Parties will otherwise bear their respective expenses of arbitration.

16.11       Independent Contractor. This Agreement does not create an employer-employee relationship between the Parties, and is not an agency, joint venture or partnership. Neither Party shall have the authority to act for the other or to bind the other in any way, nor to sign the name or to represent that the other is in any way responsible for the acts of omissions of the other. Rosia shall maintain its status as an independent contractor engaged in the selling of the Finished Products to Talecris GmbH.

16.12       English Language. In the event that this Agreement is translated to any language other than English, this English version of this Agreement shall prevail.

16.13       Set-Off. No party to this Agreement shall have any right of set-off with respect to amounts it has an obligation to pay hereunder.

16.14       Defined Terms. Defined terms used but not otherwise defined in this Agreement shall have the meaning ascribed to those terms in the Contribution Agreement.

(Remainder of this page has been intentionally left blank)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BAYER BIOLOGIALS S.R.L.		TALECRIS BIOTHERAPEUTICS, GMBH

By:	/s/ Authorized Signatory	By:	/s/ Authorized Signatory
Name:	Authorized Signatory	Name:	Authorized Signatory
Title:		Title:

EXHIBITS TO THE EUROPEAN PRODUCT SALES AGREEMENT (PHASE I)

BY AND BETWEEN TALECRIS BIOTHERAPEUTICS, GMBH

AND BAYER BIOLOGICALS S.R.L.

Exhibit 1	List of Contractual Products and Prices

Exhibit 2	Finished Products and Prices

Exhibit 3	[Deliberately Left Blank]

Exhibit 4	Contacts and Responsible Persons

Exhibit 5A	Rosia Economic results

Exhibit 5B	Rosia Economic results

Exhibit 6	Specifications

Exhibit 7	European

Exhibit 8A	~~Agreement on Manufacture under Contract until Talecris becomes releaser~~

Exhibit 8B	~~Agreement on Manufacture under Contract after Talecris becomes releaser~~

Exhibit 9	Labeling and Packaging Specifications

Exhibit 10	Regulations

Exhibit 11	~~Exchange of Information Related to Safety Matters~~

Exhibit 1	List of Contractual Products and Prices

Rosia		Transfer
Product	FCP Prices from GmbH to Rosia	Price
Number	Description	(Euro/pcs)	Terms
05602335	HUM. ALBUMIN N 20% 50ML BULK	[***]	[***] DAYS
05602343	HUM. ALBUMIN N 20% 100ML BULK	[***]	[***] DAYS
05602351	HUM. ALBUMIN N 25% 50ML BULK	[***]	[***] DAYS
05665213	HUM. ALBUMIN N 25% 100ML BULK	[***]	[***] DAYS
05602467	PROLASTION HS 1000 MG BULK	[***]	[***] DAYS
08967272	IGIV-C 10% 10ML FOR EUROPE	[***]	[***] DAYS
08967280	IGIV-C 10% 50ML FOR EUROPE	[***]	[***] DAYS
08967299	IGIV-C 10% 100ML FOR EUROPE	[***]	[***] DAYS
08967302	IGIV-C 10% 200ML FOR EUROPE	[***]	[***] DAYS

Number of samples per lot

Description	Samples for testing	Reference samples (FCP)	Retention sample (FP) average	Total samples
HUM.ALBUMIN N 20% 50ML BULK	[***]	[***]	[***]	[***]
HUM.ALBUMIN N 20% 100ML BULK	[***]	[***]	[***]	[***]
HUM.ALBUMIN N 25% 50ML BULK	[***]	[***]	[***]	[***]
HUM.ALBUMIN N 25% 100ML BULK	[***]	[***]	[***]	[***]
PROLASTIN HS 1000 MG BULK	[***]	[***]	[***]	[***]
IGIV-C 10% 10ML FOR EUROPE	[***]	[***]	[***]	[***]
IGIV-C 10% 50ML FOR EUROPE	[***]	[***]	[***]	[***]
IGIV-C 10% 100ML FOR EUROPE	[***]	[***]	[***]	[***]
IGIV-C 10% 200ML FOR EUROPE	[***]	[***]	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

Exhibit 2 Finished Products and Prices

Rosia			TP OUT	TP OUT
Product			to INC.	to GmbH
Number	Description	Country	(Euro/pcs)	(Euro/pcs)
3031652	PROLASTIN HS 1000 MG O.W. 1 ST	AUSTRIA	[***]	[***]
2587222	HUMAN ALBUMIN N 20% 50ML	GERMANY	[***]	[***]
4492718	HUMAN ALBUMIN N 20% 50ML	GERMANY	[***]	[***]
2587206	HUMAN ALBUMIN N 20% 100ML	GERMANY	[***]	[***]
4492726	HUMAN ALBUMIN N 20% 100ML	GERMANY	[***]	[***]
2567230	HUMAN ALBUMIN N 25% 50ML	GERMANY	[***]	[***]
2557265	HUMAN ALBUMIN N 5% 250ML	GERMANY	[***]	[***]
2567664	PROLASTIN HS 1000 MG O.W. 1 ST	GERMANY	[***]	[***]
4329760	PROLASTIN 1000 MH +ACQUA 40ML	GERMANY	[***]	[***]
4397464	PROLASTIN 1000 MH +ACQUA 40ML	GERMANY	[***]	[***]
2709485	GAMUNEX 10% 10ML	GERMANY	[***]	[***]
2709493	GAMUNEX 10% 50ML	GERMANY	[***]	[***]
2709612	GAMUNEX 10% 100ML	GERMANY	[***]	[***]
2709639	GAMUNEX 10% 200ML	GERMANY	[***]	[***]
3123824	GAMUNEX 10% 200ML K	GERMANY	[***]	[***]
2789861	GAMUNEX 10% 50ML K	GERMANY	[***]	[***]
2789888	GAMUNEX 10% 100ML K	GERMANY	[***]	[***]
GERMANY-BHC AG
2442462	HUMAN ALBUMIN N 25% 60ML	Leverkusen	[***]	[***]
2442454	HUMAN ALBUMIN N 25% 100ML	GREECE	[***]	[***]
2442462	HUMAN ALBUMIN N 25% 50ML	GREECE	[***]	[***]
2567540	POLYGLOBIN 10% 10ML ST	GREECE	[***]	[***]
2567648	POLYGLOBIN 10% 50ML ST	GREECE	[***]	[***]
2567621	POLYGLOBIN 10% 50ML K ST	GREECE	[***]	[***]
2567684	PROLASTIN HS 1000 MG O.W. 1 ST	GREECE	[***]	[***]

Exhibit 2 Continued - Finished Products and Prices

Rosia			TP OUT	TP OUT
Product			to INC.	to GmbH
Number	Description	Country	(Euro/pcs)	(Euro/pcs)
2567684	PROLASTIN HS 1000 MG O.W. 1 ST	IPRT (GRECIA)	[***]	[***]
4329780	PROLASTIN HS 1000 MG O.W. 1 ST	IPRT (GRECIA)	[***]	[***]
2709639	GAMUNEX 10% 200ML	IPRT (GRECIA)	[***]	[***]
2790533	PROLASTIN HS 1000 MG O.W. 1 ST	ITALY	[***]	[***]
2807401	PLASBUMIN 20% 50ML CO	ITALY	[***]	[***]
2807436	PLASBUMIN 20% 50ML	ITALY	[***]	[***]
2807444	PLASBUMIN 20% 100ML CO	ITALY	[***]	[***]
2807452	PLASBUMIN 20% 100ML	ITALY	[***]	[***]
2442462	HUMAN ALBUMIN N 25% 50ML	ITALY	[***]	[***]
2442454	HUMAN ALBUMIN N 25% 100ML	ITALY	[***]	[***]
2587664	PROLASTIN HS 1000 MG O.W. 1 ST	PORTUGAL	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

4329760	PROLASTIN 1000 MH +ACQUA 40ML	PORTUGAL	[***]	[***]
4397464	PROLASTIN 1000 MH +ACQUA 40ML	PORTUGAL	[***]	[***]
2706117	PLASBUMIN 20 100ML	SPAIN	[***]	[***]
2706133	PLASBUMIN 20 50ML	SPAIN	[***]	[***]
2706141	PROLASTIN HS 1000 MG O.W. 1 ST	SPAIN	[***]	[***]
2567648	POLYGLOBIN 10% 50ML 1 ST	SWEDEN (TAMRO)	[***]	[***]
2567648	POLYGLOBIN 10% 50ML 1 ST	UNITED KINGDON	[***]	[***]
2567621	POLYGLOBIN 10% 50ML K 1 ST	UNITED KINGDON	[***]	[***]
2567648	GAMUNEX 10% 50ML	UNITED KINGDON	[***]	[***]
2567222	HUMAN ALBUMIN N 20% 50ML	WUPPERTAL/EBERFELD	[***]	[***]
2567206	HUMAN ALBUMIN N 20% 100ML	WUPPERTAL/EBERFELD	[***]	[***]
2709493	GAMUNEX 10% 50ML	SWEDEN (TAMRO)	[***]	[***]
2709612	GAMUNEX 10% 100ML	SWEDEN (TAMRO)	[***]	[***]
2709639	GAMUNEX 10% 200ML	SWEDEN (TAMRO)	[***]	[***]
4329760	PROLASTIN 1000 MH +ACQUA 40ML	SWITZERLAND	[***]	[***]
4388500	PROLASTIN 1000 MH +ACQUA 40ML	SWITZERLAND	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

Exhibit 3 [deliberately left blank]

Exhibit 4 Contacts and Responsible Persons

Bayer Biologicals Srl

Responsibility	Name	Phone / Fax / e-mail
Head of Customer Service	[***]	[***]

Head of QA/QC	[***]	[***]

Regulatory Affairs	[***]	[***]

Contact for Technical Complants	[***]	[***]

Head of QA Packaging	[***]	[***]

Qualified Person as referred to in Art. 48 ff. of EU Directive 2001/83	[***]	[***]

Talecris Biotherapeutics GmbH

Responsibility	Name	Phone / Fax / e-mail
Managing Director	[***]	[***]

Manager for Logistics	[***]	[***]

Head of Regulatory Affairs	[***]	[***]

German law person: Stufenplanbeauf- tragter” (Pharma- kovigilanz, § 63a AMG), [Represents English translation of original in German]	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

Head of Quality Assurance

Qualified Person for importation as referred to .... (German Law)	[***]	[***]

***CONFIDENTIAL TREATMENT REQUESTED

Exhibit 5A

Contract Fee Calculation

Compensation shall be calculated as follows:

Bayer Biologicals will buy the Contractual Products from Talecris GmbH at the purchase prices defined in Exhibit 1;

Bayer Biologicals will perform testing, packaging and releasing activities;

Bayer Biologicals will sell the released products back to Talecris GmbH at the selling prices defined in Exhibit 2;

The difference between the purchase prices (Transfer Price- In) and the resale price (Transfer Price-out) and those associated volumes shall be referred to as the “Contract Fee”.

Definitions:

•	Contractual Product Cost shall be the total cost (Transfer Price In times associated volume) incurred by Rosia through the purchase of Contractual Product from Talecris GmbH.
•	Scheduled Costs shall be the costs related to the activities performed by Rosia and shall be determined through the use of Table 1A valid in 2007.
•	Total COGS shall be the sum of Contractual Product Cost and Scheduled Costs.
•	Finished Product Cost (Transfer Price Out time associated volume) shall be determined in the way to cover all costs included in Total COGS and to come to the agreed EBIT.
•	EBIT in any case shall not be less than [***] (minimum guaranteed EBIT to Rosia) for the period April 1, 2007 to December 31, 2007.
•	EBIT Reassessment is the Annual True Up.

Summary Calculation Criteria

	Amount	Comments
Contractual Product Cost		TP-In times volume

Samples (testing, retain and reference samples, PEI samples etc)	[***]	Number of samples per lot defined in exhibit 1

Scheduled Costs	See Table 1A	• Including QA & Release
• Excluding transport, PEI, excipient business, Change Management and Packaging Technology
• Refer to enclosed schedule

Finished Product Cost		TP-Out times volume

EBIT Reassessment Process	[***]	• 1° reassessment agreed within Dec 15, 2007 and performed within Dec 31, 2007
• Reassessment completion within Feb 15, 2007

Part 1: Compensation Calculation

***CONFIDENTIAL TREATMENT REQUESTED

•	The tariffs applicable is 2007 for the activities performed by Rosia are reported in Table 1A here attached
•	The parties agree that at year and EBIT shall be reassessed applying [***] on the performed sales. The minimum amount of EBIT will be [***] for the associated period.
•	The reassessment will be calculated as follows:
• Prior to Dec, 15 2007 the parties will reassess the EBIT calculation as of November 30, 2007 and will issue the accounting documents needed prior to December 31, 2007;
• Prior to February 15, 2007 the parties will complete the reassessment including the month of December 2007.
•	The Risk mitigation clause (hereinafter reported in Part 2) has been agreed in addition to the Compensation calculation and is not to be included in the mentioned Compensation calculation.

Part 2: Risk Mitigation Agreement

The Parties agreed on the following reimbursements to be added to the remuneration criteria reported in Part 1:

Unallocated FCP and Finished Products: Talecris GmbH will always buy back the FCP and the residual Finished Products

Unallocated WFI and medical devices: Talecris GmbH will reimburse [***] per lot

Unallocated packaging materials: Talecris GmbH will reimburse [***] every ten lots

Packaging material changes: Talecris GmbH will reimburse [***] every ten lots

Product damaged during storage or packaging: under circumstances where repackaging is required, Talecris GmbH will reimburse Rosia to a maximum of [***]

Idle cost: Talecris GmbH will reimburse [***] (about [***] of the direct testing and packaging cost [***])

Undiscovered packaging defects will be shared [***] per occurrence, with a [***] bonus at end of the contractual period in case of non-occurrence

BAYER BIOLOGICALS S.R.L.		TALECRIS BIOTHERAPEUTICS, GMBH

By:	/s/ Antonio Zambom	By:	/s/ Authorized Signatory

Name:	ANTONIO ZAMBOM	Name:	Authorized Signatory

Title:	MANAGING DIRECTOR	Title:
09 August 2007

[SEAL]			[SEAL]

***CONFIDENTIAL TREATMENT REQUESTED

Table 1A

Exhibit 5A - Cost Schedule Apr 1 / Dec-31 2007

Activity	Price Unit	Prices
☐ Sampling and testing of a lot of FCP (final container product).	€/batch
☐ Preparation of the document required by Acquirer-EU to apply by CABR (control authority batch release) and to perform the release of the FCP.

  ☐   Testing is partially performs by two subcontractors. Testing performed according with the specifications as in the registration. Testing activity can be performed by a Bayer SpA Garbagnate Site, after approval of the variations

• Human Albumin (all sizes)	€/batch	[***]

• Gamunex (all sizes)	€/batch	[***]

• Prolastin (all sizes)	€/batch	[***]

Shipment of samples to CABR (FCP and FP)

• Document and sample preparation per shipment	€	[***]

• Shipment cost	At cost
QA and Release activities per batch of FCP	€/batch	[***]

Planning (number of Packaging. Orders)	€/PO	[***]

☐   Packaging, in process control, preparation of the documents required by Acquirer-EU to apply by the local authorities and to perform the release of the FP (finished product). Packaging activity can be performed by a Bayer SpA Garbagnate Site after approval of the variations

☐ Costs of the secondary packaging material are not included.

Packaging cost per lot (for all lot size)	€/lot	[***]

• Packaging cost per vial	€/pack	[***]

• packaging activities [***]	fix. price	[***]

QA and Release activities per batch of FP	€/batch	[***]
☐ Cost of the secondary packaging materials including the storage costs, material handling and testing of the packaging materials •Human Albumin (all sizes)	€/pack.

***CONFIDENTIAL TREATMENT REQUESTED

• Gamunex (all sizes)	€/pack.	[***]
• Prolastin (all sizes)	€/pack.	[***]
total		[***]
WFI and medical devices are delivered by the Acquirer-EU to Bayer.	€/pack.	[***]
Storage costs of the FCP, WFI and of the FP in cold cell if required,
Including material handling.
• 50 pallet places (cost per month)	€/month	[***]

• 75 pallet places (cost per month)	€/month	[***]

• 100 pallet places (cost per month)	€/month	[***]

Obsolete and updated packaging materials and the costs to destroy the materials to be charged at cost.	at cost
Preparation of additional document (example Technical Registration Document), test and analysis (example in case of Technical Complaint), others.

• Laboratory technician	€/day	[***]

• QC Manager	€/day	[***]

• QA Manager	€/day	[***]

☐ Change Management and Packaging Technology (activity performed by a subcontractor).
[***] for each launch (launch of a new article specification), the cost are charged in the quarter of the submission for review to MAH of the article specification.	€ per launch	[***]
[***] to be charged every quarter for all the article specifications that are in the approved status at the end of the previous quarters. (Maintenance of an approved article specification).	€/ per quarter	[***]
The cancellation of an approved article is free of charges, in order to minimize the number of the active article specifications
Artwork will be approved by the Marketing Authorization Holder Change of the design of the packaging materials to be determined case by case. Artwork will be approved by the Acquirer EU.	TBD
☐ Shipment of the finished product to the warehouse of the clients.
☐ Transport performed by a company approved by the Acquirer EU
• Preparation of the documents and material handling per shipment
•Transport at cost	At cost	[***]

***CONFIDENTIAL TREATMENT REQUESTED

Exhibit 5B

Contract Fee Calculation

Contract Fee shall be the cost of the testing, packaging and packaging technology cost, including [***] mark up

Definitions:

•	Rosia does not purchase any Products from Talocris GmbH.
•	Rosia provides only a service on contract manufacturing bases.
•	Service Costs shall be determined through the use table 1B valid in 2007, every year the cost shall be recalculated base of the inflation rate.
•	Mark up shall be equal to [***] of service Costs.

Calculation Table 1B:

euro	Amount	Comments
Contractual Product Cost	Zero value	Performa invoice
Service Costs		• Excluding QA & Release, transport, PEI, Change Management and Packaging Technology
• Refer to enclosed schedule
Total COGS	Zero value
Mark up		[***] included
Finished Product cost

The Annual True-Up shall compare the Service Cost and the total revenue realized by Rosia

***CONFIDENTIAL TREATMENT REQUESTED

Exhibit 5B — Cost Schedule Jan 1/Dec 31 2008

Activity	Price unit	Price
☐ Sampling and testing of a lot of FCP (final container product).
☐ Preparation of the document required by Acquirer-EU to apply by CABR (control authority batch release) and to perform the release of the FCP.

☐   Testing is partially performs by two subcontractors. Testing performed according with the specifications as in the registration. Testing activity can be performed by a Bayer SpA Garbagnate Site, after approval of the variations

• Human Albumin (all sizes)	€/batch	[***]

• gamunex (all sizes)	€/batch	[***]

• Prolastin (all sizes)	€/batch	[***]

Shipment of samples to CABR (FCP and FP)

• Document and sample preparation per shipment	€	[***]

• Shipment cost	At cost

• Planning (number of Packaging. Orders)	€/PO	[***]

☐   Packaging, in process control, preparation of the documents required by Acquirer-EU to apply by the local authorities and to perform the release of the FP (finished product), Packaging activity can be performed by a Bayer SpA Garbagnate Site after approval of the variations

☐ Costs of the secondary packaging material are not included. Packaging cost per lot (for all lot size)	€/lot	[***]

• Packaging cost per vial	€/pack.	[***]

Example on lot of [***]

packaging activities ([***])	€	[***]

☐ Cost of the secondary packaging materials including the storage costs, material handling and testing of the packaging materials

• Human Albumin (all sizes)	€/pack.	[***]

• gamunex (all sizes)	€/pack.	[***]

***CONFIDENTIAL TREATMENT REQUESTED

• Prolastin (all sizes) total	€/pack.	[***]
WFI and medical devices are delivered by the Acquirer-EU to Bayer.	€/pack.	[***]
Storage costs of the FCP, WFI and of the FP in cold cell if required, including material handling.

• 50 pallet places (cost per month)	€/month	[***]

• 75 pallet places (cost per month)	€/month	[***]

• 100 pallet places (cost per month)	€/month	[***]

Obsolete and updated packaging materials and the costs to destroy the materials to be charged at cost.	at cost
Preparation of additional document (example Technical Registration Document), test and analysis (example in case of Technical Complaint), others.

• Laboratory technician	€/day	[***]

• QC Manager	€/day	[***]

• QA Manager	€/day	[***]

☐ Change Management and Packaging Technology (activity performed by a subcontractor).
[***] for each launch (launch of a new article specification), the cost are charged in the quarter of the submission for review to MAH of the article specification.	€ per launch	[***]
[***] to be charged every quarter for all the article specifications that are in the approved status at the end of the previous quarters. (maintenance of an approved article
specification).	€/per quarter	[***]
The cancellation of an approved article is free of charges, in order to minimize the number of the active article specifications
• Artwork will be approved by the Marketing Authorization Holder
• Change of the design of the packaging materials to be determined case by case.	TBD
☐ Shipment of the finished product to the warehouse of the clients.
☐ Transport performed by a company approved by the Acquirer EU
• Preparation of the documents and material handling per shipment		[***]
• Transport at cost	At cost

***CONFIDENTIAL TREATMENT REQUESTED

Exhibit 6 Specifications

The valid release specifications are registered: reference to the registration dossier and the approved variations.

Talecris GmbH shall inform Rosia about the submission of the variations and the approved variations

2

Exhibit 7                 European Registrations

MARKETING AUTHORIZATION —

PLASMA PRODUCTS

Country	Product	Procedure	Registration N*	EU Manufacturer responsible for batch release	MA Holder
Austria	Prolastin 1000 mg	National Procedure	2-00274	Bayer Biologicals S.r.l	Bayer Austria Gm
	Cytoglobin 5% 10, 50 ml (NOT MARKETED)*	Mutual Recognition procedure	2-00246

Germany	Human Albumin N 5% Bayer 50, 250, 500 ml (NOT MARKETED*)	National Procedure	4962.00.00	Bayer Biologic als S.r.l	Talecris Bio Biotherapeutics GmBH
	Plasbumin 20, 50, 100 ml	National Procedure	4962.01.00
	Plasbumin 25, 50 ml, 100 ml	National Procedure	10537a/96

	Polyglobin 10% 10, 50, 100, 200 ml (NOT MARKETED) *	National Procedure	PEI.H.00650.01.1
	Prolastin 1000 mg (with Water)	Mutual Recognition Procedure	12944.01.00
	Cytoglobin 5% 10, 50 ml (NOT MARKETED)*	Mutual Recognition Procedure	185a/95
	gamunex 10% (10, 50, 100, 200 ml)	Mutual Recognition procedure	PEI.H.02726.01.1

Greece	Human Albumin Bayer 25% 20 ml *	National Procedure	138490101	Bayer Biologicals S.r.l	Bayer Helias S.A
	Human Albumin Bayer 25% 50 ml	National Procedure	138490102
	Human Albumin Bayer 25% 100 ml	National Procedure	138490103

3

Italy	Prolastina 1g/40 ml	National Procedure	.031480027	Bayer Biologicals S.r.l	Bayer S.p..
	Prolastina 500 mg/20 ml*		.031480015
	Plasbumin 20% - 50 ml	National Procedure	.028989046
	Plasbumin 20% - 100 ml		.028989059

Spain	Plasbumin 20%, 100ml	National Procedure	61.500	Bayer Biologicals S.r.l	Quimics Farmaceutic Bayer, S.A.
	Plasbumin 20%, 50ml	National Procedure	61.499
	Prolastina 500 mg*	National Procedure	59.382
	Prolastina 1000 mg	National Procedure	59.861

Switzerland	Prolastin 1000 mg + WFI	National Procedure	.00697	Bayer Biologicals S.r.l	Bayer (Schw AG
Switzerland	gamunex 10%*	National Procedure	.00668	Bayer Biologicals S.r.l	Bayer (Schw AG
		ILLEGIBLE
Portugal	Prolastin 1000 mg	Mutual Recognition Procedure	5770581	Bayer Biologicals S.r.l	Bayer Portugal S.A.
Belgium	Pulmolast 1000 mg*	Mutual Recognition Procedure	187 IS 376 F12	Bayer Biologicals S.r.l	Bayer S.A. - Brussel
Spain	Prolastina 1000 mg*	Mutual Recognition Procedure	656186-7	Bayer Biologicals S.r.l	Quimica Farmaceutica Bayer S.A.-Barcelona
Netherlands	Prolastin 1000 mg*	Mutual Recognition Procedure	RVG 33396	Bayer Biologicals S.r.l	Bayer Vital - Germany
Ireland	Prolastin 1000 mg*	Mutual Recognition Procedure	TBC	Bayer Biologicals S.r.l	TBC
Sweden	Prolastina 1000 mg*	Mutual Recognition Procedure	23127	Bayer Biologicals S.r.l	Bayer AB – Goteborg
Denmark	Prolastina 1000 mg*	Mutual Recognition Procedure	38785	Bayer Biologicals S.r.l	Bayer A/S – Kgs. Lyngby

4

GAMUNEX 10%-MRP-BAYER

Portugal	gamunex 10% 10 ml*	Mutual Recognition Procedure	5875885	Bayer Biologicals S.r.l	Bayer Portugal S.A.
	gamunex 10% 50 ml*		5875984
	gamunex 10% 100 ml*		5876081
	gamunex 10% 200 ml*		5876180

Luxembourg	gamunex 10% 10 ml*	Mutual Recognition Procedure	437873	Bayer Biologicals S.r.l	Bayer S.A.- Brussel
	gamunex 10% 50 ml*		437887
	gamunex 10% 100 ml*		437891
	gamunex 10% 200 ml*		437906

Czech Republic	gamunex 10% 10 ml*	Mutual Recognition Procedure	59/264/06-C (0006249)	Bayer Biologicals S.r.l	Bayer HealthCare AG – Leverkuser
	gamunex 10% 50 ml*		59/264/06-C (0006258)
	gamunex 10% 100 ml*		59/264/06-C (0006270)
	gamunex 10% 200 ml*		59/264/06-C (0006254)

Finland	gamunex 10% 10 ml*	Mutual Recognition Procedure	21978	Bayer Biologicals S.r.l	Bayer Oy – Espo (Finland)
	gamunex 10% 50 ml*
	gamunex 10% 100 ml*
	gamunex 10% 200 ml*

Hungary	gamunex 10% 10 ml*	Mutual Recognition Procedure	OGYI-T-20203/01	Bayer Biologicals S.r.l	Bayer Hungaria Kft-Budepest
	gamunex 10% 50 ml*		OGYI-T-20203/02
	gamunex 10% 100 ml*		OGYI-T-20203/03
	gamunex 10% 200 ml*		OGYI-T-20203/04

Ireland	gamunex 10% 10 ml*	Mutual Recognition Procedure	TBC	Bayer Biologicals S.r.l	TBC
	gamunex 10% 50 ml*
	gamunex 10% 100 ml*
	gamunex 10% 200 ml*

* not marketed product

5

Exhibit 8A              Manufacture Under Contract Agreement (Through December 31, 2007)

6

Exhibit 8B              Manufacture Under Contract Agreement (January 1, 2008 until December 31, 2008)

2

Exhibit 9 Labeling and Packaging Specifications

The valid labeling and packaging specifications are registered: reference to the registration dossier and the approved variation

The valid text (mock ups) is the one approved by the marketing authorizing holder

Talecris GmbH shall inform Rosia about the submission of the variations and the approved variations

Talecris GmbH shall inform Packaging Technology Leverkusen about the text (mock ups) approved by the marketing authorizing holder

Exhibit 10               Regulations

Parties are subject to the provisions of the requirements of the Rules Governing Medicinal Products in the European Union, European cGMP regulations of the manufacture and distribution of medicines, the related implementation orders and other international legislative directives relating to medicines. In particular these include:

•      Good Manufacturing Practice for Medicinal Products for Human Use (2003/94/EC)

•      Directive 2001/83/EC

•      Commission Directive 2003/94/EC, of 8 October 2003 laying down the principles and guidelines of Good Manufacturing Practice for Medicinal Products for Human Use.

•      Mutual Recognition Agreement between the European Community and the Swiss Confederation (01.07.2002)

In addition, parties are subject to the provisions and requirements of European cGDP regulations and guidance on the distribution of medicines, In particular these include:

•      Wholesale Distribution of Medicinal Product (Title VII of 2001/83/EC Articles 76-84; formerly the Council Directive on the Wholesale Distribution of Medicinal Products for Human Use (92/25/EEC))

•      Guidelines on Good Distribution Practice of Medicinal Products for Human Use (94/C63/03)

Exhibit 11               Exchange of Information Related to Safety Matters